Exhibit 99.1

TICC Announces Results of Operations for the Quarter Ended March 31, 2010

and Announces Distribution of $0.20 per share

GREENWICH, CT – 5/6/2010 – TICC Capital Corp. (NASDAQ: TICC) announced today its financial results for the quarter ended March 31, 2010 and a distribution of $0.20 per share for the second quarter of 2010.

HIGHLIGHTS

•

For the quarter ended March 31, 2010, we recorded net investment income of approximately $4.6 million, or approximately $0.17 per share, net unrealized appreciation on investments of approximately $44.5 million and net realized losses on investments of approximately $31.1 million. In total, we had a net increase in net assets resulting from operations of approximately $0.67 per share for the first quarter.

•

Total investment income for the first quarter of 2010 amounted to approximately $6.6 million, up approximately 28.0% from the first quarter of 2009 due largely to a higher return on our investment portfolio and distribution income from our securitization vehicles.

•

Expenses for the first quarter of 2010 were approximately $1.9 million. The primary components of our expenses were approximately $1.2 million in investment advisory fees and approximately $285,000 in professional fees for valuation, legal and auditing services.

•

During the quarter ended March 31, 2010, we recorded net unrealized appreciation of approximately $44.5 million, comprised of $15.1 million in gross unrealized appreciation, $1.7 million in gross unrealized depreciation and approximately $31.1 million relating to the reversal of prior period net unrealized depreciation upon the realization events associated with certain investments.

•

For the quarter ended March 31, 2010, we had net realized losses on investments of approximately $31.1 million, which largely represents the loss of approximately $22.9 million on our investment in The CAPS Group as well as the loss of approximately $7.8 million on our investment in Box Services, LLC. These losses represent the realization of the economic losses previously recorded as unrealized depreciation.

•	Our Board of Directors has declared a distribution of $0.20 per share for the second quarter of 2010.

•	Payable Date: June 30, 2010

•	Record Date: June 10, 2010

•

During the first quarter, we deployed approximately $39.3 million in twelve new investments of notes and collateralized loan obligation positions with a face amount of approximately $58.5 million for an aggregate discount of approximately 32.8% from par.

•	Cash portfolio realizations amounted to $24.2 million during the first quarter of 2010 (which had previously been carried at an aggregate book value of $23.9 million).

•

At March 31, 2010, the weighted average yield of our debt investments (excluding cash equivalents and assuming no interest income from any investments on non-accrual status) was approximately 10.8% up from approximately 9.0% at December 31, 2009.

•	During the first quarter, no additional loans were placed on non-accrual status.

•

At March 31, 2010, the weighted average yield of our debt investments (excluding cash equivalents and excluding our investments on non-accrual status as of March 31, 2010) was approximately 12.8% up from approximately 11.7% at December 31, 2009.

•	At March 31, 2010, net asset value per share was $8.87 compared with the net asset value per share at March 31, 2009 of $7.46 and at December 31, 2009 of $8.36.

SUBSEQUENT EVENTS

•

Effective April 1, 2010, our debt investment in American Integration Technologies, LLC, returned to accrual status as the company’s performance is expected to fully service our debt going forward. The face value of that note currently stands at approximately $21.0 million (excluding deferred interest). We currently carry that investment at a fair value of approximately $14.4 million.

•

On April 28, 2010, Hewlett Packard, Inc. announced their intended acquisition of Palm, Inc.; therefore, we anticipate that the outstanding debt of Palm, Inc., of which we hold approximately $9.5 million at May 6, 2010, will be repaid at par should we continue to hold the investment at the closing of the transaction.

•	On April 29, 2010, the Board of Directors declared a distribution of $0.20 per share for the second quarter, payable on June 30, 2010 to shareholders of record as of June 10, 2010.

We will host a conference call to discuss our first quarter results today, Thursday, May 6 at 10:00 AM ET. Please call 800-860-2442 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-344-7529, and the replay passcode is 440403.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2009, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	March 31, 2010	December 31, 2009
ASSETS
Investments, at fair value (cost: $246,246,520 @ 3/31/10; $260,752,699 @ 12/31/09)
Non-affiliated/non-control investments (cost: $227,152,554 @ 3/31/10; $241,169,345 @ 12/31/09)	$209,936,940	$180,226,123
Control investments (cost: $19,093,966 @ 3/31/10; $19,583,354 @ 12/31/09)	20,275,000	20,025,000

Total investments at fair value	230,211,940	200,251,123

Cash and cash equivalents	21,231,553	23,972,885
Interest receivable	1,223,606	860,271
Prepaid expenses and other assets	126,437	256,012

Total assets	$252,793,536	$225,340,291

LIABILITIES
Investment advisory fee payable to affiliate	$1,227,050	$1,119,544
Securities purchased not settled	12,862,771	—
Accrued expenses	243,206	128,752

Total liabilities	14,333,027	1,248,296

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, and 26,874,923 and 26,813,216 issued and outstanding, respectively	268,749	268,132
Capital in excess of par value	320,581,907	320,175,874
Net unrealized depreciation on investments	(16,034,580)	(60,501,576)
Accumulated net realized losses on investments	(63,540,700)	(32,412,374)
Distributions in excess of investment income	(2,814,867)	(3,438,061)

Total net assets	238,460,509	224,091,995

Total liabilities and net assets	$252,793,536	$225,340,291

Net asset value per common share	$8.87	$8.36

TICC CAPITAL CORP.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$5,205,447	$4,449,541
Distributions from investees	760,983	—
Other income	16,565	40,000

Total investment income from non-affiliated/non-control investments	5,982,995	4,489,541

From control investments:
Interest income - debt investments	573,096	633,767

Total investment income from control investments	573,096	633,767

Total investment income	6,556,091	5,123,308

EXPENSES
Compensation expense	239,712	225,952
Investment advisory fees	1,227,050	941,052
Professional fees	285,210	303,405
General and administrative	158,943	134,663

Total expenses	1,910,915	1,605,072

Net investment income	4,645,176	3,518,236

Net change in unrealized appreciation or depreciation on investments	44,466,996	(4,983,244)

Net realized (losses) gains on investments	(31,128,326)	22,037

Net increase (decrease) in net assets resulting from operations	$17,983,846	$(1,442,971)

Net increase in net assets resulting from net investment income per common share:
Basic and diluted	$0.17	$0.13
Net increase (decrease) in net assets resulting from operations per common share:
Basic and diluted	$0.67	$(0.05)
Weighted average shares of common stock outstanding:
Basic and diluted	26,813,902	26,484,673

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31, 2010 (unaudited)	Three Months Ended March 31, 2009 (unaudited)
Per Share Data
Net asset value at beginning of period	$8.36	$7.68

Net investment income(1)	0.17	0.13
Net realized and unrealized capital losses(2)	0.49	(0.18)

Total from investment operations	0.66	(0.05)

Total distributions(3)	(0.15)	(0.15)

Effect of shares issued, net of offering expenses	0.00	(0.02)

Net asset value at end of period	$8.87	$7.46

Per share market value at beginning of period	$6.05	$3.80
Per share market value at end of period	$6.59	$3.51
Total return(4)	11.41%	(3.68)%
Shares outstanding at end of period	26,874,923	26,584,976

Ratios/Supplemental Data
Net assets at end of period (000’s)	$238,461	$198,307
Average net assets (000’s)	$225,534	$203,844
Ratio of expenses to average net assets(5)	3.39%	3.15%
Ratio of net investment income to average net assets (5)	8.24%	6.90%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized capital gains (losses) include rounding adjustment to reconcile change in net asset value per share.
(3)

Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The tax character of distributions will be determined at the end of the fiscal year. However, if the character of such distributions were determined as of March 31, 2010, none of the distributions for 2010 would have been characterized as a tax return of capital to the Company’s stockholders; this tax return of capital may differ from the return of capital calculated with reference to net investment income for financial reporting purposes.

(4)

Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan. Total return is not annualized.

(5)	Annualized.

About TICC Capital Corp.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.